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                                                                  Exhibit 23

Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Starwood Lodging Trust and Starwood Lodging Corporation (the "Company") on Form S-3 (File Nos. 333-13411 and 333-13325) of our report dated August 29, 1997 (except for note 9 for which the date is September 10, 1997) on the combined financial statements of the Flatley Hotels as of and for the year ended December 31, 1996, which report is included in this report on Form 8-K/A.


Coopers & Lybrand L.L.P.

Phoenix, Arizona
December 16, 1997